EXHIBIT 3.1




                            Amendment and Restatement
                  of Articles of Incorporation of the Company,
                as amended on April 29, 1996 and April 30, 1996,
                       and Articles Supplementary thereto
                      October 24, 1996 and August 11, 1997

                     ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                            CARR REALTY CORPORATION

                 Carr Realty Corporation, a Maryland Corporation having its principal office in Maryland in Baltimore, Maryland, and having The Corporation Trust, Incorporated as its resident agent located at 23 South Street, Baltimore, Maryland, hereby certifies to the State Department of Assessment and Taxation of Maryland, that:

                 FIRST: The Articles of Incorporation of the Corporation, filed with the Secretary of State on July 9, 1992, and amended and restated on October 16, 1992, are hereby amended and restated in full as follows:

                                   ARTICLE I.

                                      NAME

                 The name of the corporation (the "Corporation") is: Carr Realty Corporation.

                                  ARTICLE II.

                      PRINCIPAL OFFICE, REGISTERED OFFICE,
                                   AND AGENT

                 The address of the Corporation's principal office is 1700 Pennsylvania Avenue, Washington, D.C. 20006. The address of the Corporation's principal office and registered office in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The name of its registered agent at that office is The Corporation Trust, Incorporated.

                                  ARTICLE III.

                                    PURPOSES

                 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Maryland as now or hereafter in force.

                                  ARTICLE IV.

                                 CAPITAL STOCK

                  Section 4.1. Shares and par value. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 35,000,000, consisting of 30,000,000 shares of Common Stock having a par value of one cent ($.0l) per share, amounting in the aggregate to par value of $300,000, and 5,000,000 shares of Preferred Stock having a par value of one cent ($.01) per share, amounting in the aggregate to par value of $50,000.

                  Section 4.2. Voting Rights. Except as otherwise provided in these Articles of Incorporation or required by applicable law, each holder of shares of Common Stock shall be entitled to notice of, and the right to vote at, any meeting of the stockholders. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

                  Section 4.3. Dividends.

                          (a) Each holder of shares of Common Stock shall be
entitled to receive, out of the assets of the Corporation which are legally available therefor, such dividends as from time to time may be declared by the Board of Directors of the Corporation. All such holders shall share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all dividends paid on the Common Stock.

                          (b) The Board of Directors of the Corporation may
declare dividends only to the extent permitted under the General Corporation Law of Maryland.

                          (c) All dividends by the Corporation will be at the
sole discretion of the Board of Directors and will depend on the cash flow of the Corporation, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code as defined in
Section 5.1 of these Articles of Incorporation and such other factors as the Board of Directors deems relevant.

                  Section 4.4. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series and the Board of Directors may, by resolution providing for the issuance of such Preferred Stock, designate with respect to such shares: (a) their voting powers; (b) their rights of redemption;
(c) their right to receive dividends (which may be cumulative or noncumulative) including the dividend rate or rates, conditions to payment, and the relative preferences in relation to the dividends payable on any other class or classes or series of stock; (d) their rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) their rights to convert into, or exchange for, shares of any other class or classes of stock of the Corporation, including the price or prices or the rates of exchange; (f) restrictions on transfer to preserve REIT status; and (g) other relative, participating, optional or special rights, qualifications, limitations or restrictions; provided, however, that no such issuance or designation shall result in any holder of shares of Common Stock being in violation of the Ownership Limit or Existing Holder Limit, as applicable.

                  Section 4.5. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall share ratably, in accordance with the number of shares of Common Stock held by each such holder, in the remaining net assets of the Corporation.

                  Section 4.6. Preemptive Rights. No holder of shares of capital stock of the Corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of Common Stock or any class of capital stock of the Corporation which the Corporation may issue or sell.

                  Section 4.7. Control Shares. Pursuant to Section 3-702(b) of the General Corporation Law of Maryland, the terms of Subtitle 7 of Title 3 of such law (the "Control Share Statute") shall be inapplicable to any acquisition of a Control Share that is not prohibited by the terms of Article V of these Articles of Incorporation.

                  Section 4.8. Business Combinations. Pursuant to Section 3-603(e) (1) (iii) of the General Corporation Law of Maryland, the terms of
Section 3-602 of such law shall be inapplicable to the Corporation.

                                   ARTICLE V.

                                REIT PROVISIONS

                  Section 5.1. Definitions. The following terms shall have the following meanings:

                          (a) "Acquire" shall mean the acquisition of Beneficial
Ownership of shares of Common Stock by any means including, without limitation, acquisition pursuant to the exercise of Acquisition Rights or any other option, warrant, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner, as defined below.

                          (b) "Acquisition Rights" shall mean rights to Acquire
shares of Common Stock pursuant to: (i) redemption of Units Acquired upon exercise of any option issued by Carr Realty, L.P., a Delaware limited partnership, or Carr Real Estate Services, Inc., a Delaware corporation and outstanding at the opening of business on the first business day following the closing of the Initial Public Offering (whether exercisable on that date or not); (ii) any right to redeem or exchange Units held on the first business day following the closing of the Initial Public Offering or any right to redeem or exchange Units that may be Acquired pursuant to a pledge described in the following clause; or (iii) any pledge of shares of Common Stock or Units made pursuant to a pledge agreement executed on or before the opening of business on the first business day following the closing of the Initial Public Offering (or the redemption or exchange of Units subject to such a pledge).

                          (c) "Beneficial Ownership" shall mean ownership of
Common Stock by a Person who would be treated as an owner of such shares of Common Stock either directly or indirectly under Section 542(a) (2) of the Code, taking into account, for this purpose, constructive ownership determined under
Section 544 of the Code, as modified by Section 856(h) (1) (B) of the Code (except where expressly provided otherwise). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                          (d) "Code" shall mean the Internal Revenue Code of
1986, as amended.

                          (e) "Existing Holder" shall mean any of Clark
Enterprises, Inc., The Equitable Life Assurance Society of the United States, Equitable Variable Life Insurance Company, FW REIT, L.P., the Oliver Carr Company, Oliver T. Carr, Jr., or A. James Clark (or any Person who is a Beneficial Owner of shares as a result of the Beneficial Ownership of shares by the Persons identified above) who, at the opening of business on the first business day following the closing of the

Initial Public Offering, was the Beneficial Owner of, or had an Acquisition Right such that such Person would, if such right had been exercised and such Person received shares (whether or not such right is immediately exercisable for shares), be the Beneficial Owner of, Common Stock in excess of the Ownership Limit, so long as, but only so long as, such Person Beneficially Owns Common Stock (or Acquisition Rights such that it has rights to Acquire shares) in excess of the Ownership Limit.

                          (f) "Existing Holder Limit" for an Existing Holder
shall mean, initially, (i) the percentage of the outstanding Common Stock Beneficially Owned by such Existing Holder at the opening of business on the first business day following the closing of the Initial Public Offering plus
(ii) the percentage of Common Stock such Existing Holder would Beneficially Own upon exercise of all Acquisition Rights (assuming only shares are received upon redemption of Units) plus (iii) the percentage of Common Stock such Existing Holder would Beneficially Own upon redemption of Units Acquired upon exercise of any options, or upon exercise of any options for shares of Common Stock, in either case issued pursuant to an option plan adopted or approved by the Board of Directors of the Corporation (excluding any such options that fall within the definition of Acquisition Rights), and after any adjustment pursuant to Section 5.8, shall mean such percentage of the outstanding Common Stock as so adjusted; provided however, that the Existing Holder Limit shall never exceed 29%. For purposes of determining the Existing Holder Limit, the amount of shares of Common Stock outstanding at the time of the determination shall be deemed to include the maximum number of shares that the Existing Holder may Beneficially Own with respect to Acquisition Rights and options issued pursuant to an option plan, but shall not include shares that may be Beneficially Owned solely by other Persons upon exercise of Acquisition Rights or options. From the date of the Initial Public Offering and prior to the Restriction Termination Date, the secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

                          (g) "Initial Public Offering" means the sale of shares
of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

                          (h) "Ownership Limit" shall initially mean 5 percent
of the outstanding Common Stock of the Corporation, and after any adjustment as set forth in Section 5.9, shall mean such greater percentage (but not greater than 9.8%) of the outstanding Common Stock as so adjusted.

                          (i) "Person" shall mean an individual, corporation,
partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c) (17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d) (3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Common Stock for a period of 90 days following the purchase by such underwriter of the Common Stock.

                          (j) "REIT" shall mean a Real Estate Investment
Trust under Section 856 of the Code.

                          (k) "Redemption Price" shall mean the lower of (i) the
price paid by the transferee from whom shares are being redeemed and (ii) the average of the last reported sales prices on the New York Stock Exchange of Common Stock on the ten trading days immediately preceding the date fixed for redemption by the Board of Directors, or if the Common Stock is not then traded on the New York Stock Exchange, the average of the last reported sales prices of the Common Stock on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, or if the Common Stock is not then traded over any exchange or quotation system, then the price determined in good faith by the Board of Directors of the Corporation as the fair market value of shares of Common Stock on the relevant date. The Redemption Price may, at the option of the Corporation, be paid in the form of a number of Units equal to the number of shares redeemed divided by the Conversion Factor, as that term is defined in the Partnership Agreement of Carr Realty, L.P., a Delaware limited partnership, as effective on the date of the Initial Public Offering.

                          (l) "Restriction Termination Date" shall mean the
first day after the date of the Initial Public Offering on which the Corporation determines pursuant to Section 5.13 of these Articles of Incorporation that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

                          (m) "Transfer" shall mean any sale, transfer, gift,
assignment, devise or other disposition of Common Stock or the right to vote or receive dividends on Common Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Stock or the right to vote or receive dividends on Common Stock or (ii) the sale, transfer, assignment or other disposition or grant of any Acquisition Rights or other securities or rights convertible into or exchangeable for Common Stock, or the right to vote or receive dividends on Common Stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

                          (n) "Units" shall mean Partnership Units as that term
is defined in the Agreement of Limited Partnership of Carr Realty, L.P., a Delaware limited partnership, as effective on the date of the Initial Public Offering.

                  Section 5.2. Restrictions.

                          (a) Except as provided in Section 5.11, during the
period commencing on the date of the Initial Public Offering and prior to the Restriction Termination Date: (i) no Person (other than an Existing Holder) shall Acquire any shares of Common Stock if, as the result of such acquisition, such Person shall Beneficially Own shares of Common Stock in excess of the Ownership Limit; (ii) no Existing Holder shall Acquire any shares of Common Stock if, as the result of such acquisition, such Person shall Beneficially Own shares of Common Stock in excess of the Existing Holder Limit for such Existing Holder; (iii) no Person shall Acquire any shares of Common Stock if, as a result of such acquisition, the Common Stock would be directly or indirectly owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code); and (iv) no Person shall Acquire any shares if, as a result of such acquisition, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code.

                          (b) Any Transfer that (i) would result in a violation
of the restrictions in Section 5.2(a) (iii) or (iv), or (ii) a transferring stockholder has actual knowledge will result in a violation of any of the restrictions in Section 5.2(a)(i) or (ii) shall be void ab initio as to the Transfer of such shares of Common Stock that would cause the violation of the applicable restriction in Section 5.2(a), and the intended transferee shall acquire no rights in such shares of Common Stock.

                  Section 5.3. Remedies for Breach.

                          (a) If the Board of Directors or a committee thereof
shall at any time determine in good faith that a Transfer has taken place that falls within the scope of Section 5.2(b) or that a Person intends to Acquire Beneficial Ownership of any shares of the Corporation that will result in violation of Section 5.2(a) or Section 5.2(b) (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer.

                          (b) Without limitation to Section 5.2(b) and 5.3(a),
any purported transferee of shares acquired in violation of Section 5.2 shall, if it shall be deemed to have received any shares, be deemed to have acted as agent on behalf of the Corporation in acquiring such of the shares as result in a violation of Section 5.2 and shall be deemed to hold such shares in trust on behalf and for the benefit of the Corporation. The transferee shall have no right to receive dividends or other distributions with respect to such shares, and shall have no right to vote such shares. Such transferee shall have no claim, cause of action, or any other recourse whatsoever against a transferor of shares acquired in violation of Section 5.2. The transferee's sole right with respect to such shares shall be to receive at the

Corporation's sole and absolute discretion, either (i) consideration for such shares upon the resale of the shares as directed by the Corporation pursuant to
Section 5.3(c) or (ii) the Redemption Price pursuant to Section 5.3(c).

                          (c) The Board of Directors shall, within 6 months
after receiving notice of a Transfer that violates Section 5.2(a), either (in its sole and absolute discretion) (i) direct the transferee of such shares to sell all shares held in trust for the Corporation pursuant to Section 5.3(b) for cash in such manner as the Board of Directors directs or (ii) redeem such shares for the Redemption Price on such date within such 6 month period as the Board of Directors may determine. If the Board of Directors directs the transferee to sell the shares, the transferee shall receive such proceeds as trustee for the Corporation and pay the Corporation out of the proceeds of such sale all expenses incurred by the Corporation in connection with such sale plus any remaining amount of such proceeds that exceeds the amount paid by the transferee for the shares, and the transferee shall be entitled to retain only any proceeds in excess of such amounts required to be paid to the Corporation.

                  Section 5.4. Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire shares in violation of Section 5.2 shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted or intended Transfer on the Corporation's status as a REIT.

                  Section 5.5. Owners Required To Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination
Date:

                          (a) every stockholder of record of more than 5% (or
such lower percentage as required by the Code or regulations promulgated thereunder) of the outstanding Common Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record stockholder, the number of shares Beneficially Owned by it, and a description of how such shares are held; provided that a shareholder of record who holds outstanding Common Stock of the Corporation as nominee for another person, which other person is required to include in gross income the dividends received on such Common Stock (an "Actual Owner"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number of shares of such Actual Owner with respect to which the stockholder of record is nominee.

                          (b) every Actual Owner of more than 5% (or such lower
percentage as required by the Code or regulations promulgated thereunder) of the outstanding Common Stock of the Corporation who is not a stockholder of record of the Corporation, shall within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Actual Owner, the number of shares Beneficially Owned, and a description of how such shares are held.

                          (c) each person who is a Beneficial Owner of Common
Stock and each Person (including the stockholder of record) who is holding Common Stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

                  Section 5.6. Remedies Not Limited. Nothing contained in this Article shall limit the authority of-the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

                  Section 5.7. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article V, including any definition contained in Section 5.1, the Board of Directors shall have the power to determine the application of the provisions of this Article V with respect to any situation based on the facts known to it.

                  Section 5.8. Modification of Existing Holder Limits. Subject to Section 5.10(c), the Existing Holder Limit shall be reduced at any time that either (i) an Existing Holder transfers shares of Common Stock or Acquisition Rights or (ii) the Corporation issues shares of Common Stock, in either case by reducing the percentages calculated pursuant to the definition of Existing Holder Limit to the percentages in effect immediately after such Transfer or issuance. The Existing Holder Limit shall be increased at any time that the Corporation redeems or otherwise purchases shares of Common Stock by increasing the percentages calculated pursuant to the definition of Existing Holder Limit to the percentages in effect immediately after such redemption or other purchase. Each Existing Holder shall give the Board of Directors written notice of any Transfer of shares within 10 business days thereafter.

                  Section 5.9. Modification of Ownership Limit. Subject to the limitations provided in Section 5.10, the Board of Directors may from time to time increase the Ownership Limit.

                  Section 5.10. Limitations on Modification.

                          (a) The Ownership Limit may not be increased if, after
giving effect to such increase, five Persons who are considered individuals pursuant to Section 542(a) (2) of the Code (taking into account all of the then Existing Holders and all Acquisition Rights) could Beneficially Own, in the aggregate, more than 49.5% of the Outstanding Common Stock.

                          (b) Prior to the modification of the Ownership Limit
pursuant to Section 5.9, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

                          (c) No Existing Holder Limit shall be reduced to a
percentage which is less than the Ownership Limit.

                          (d) The Ownership Limit may not be increased to a
percentage which is greater than 9.8 percent.

                  Section 5.11. Exception. The Board of Directors may, upon receipt of either a certified copy of a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Board of Directors, but shall in no case be required to, exempt a Person (the "Exempted Holder") from the Ownership Limit or the Existing Holder Limit, as the case may be, if the ruling or opinion includes that no Person who is an individual as defined in Section 542(a) (2) of the Code will, as the result of the ownership of shares by the Exempted Holder, be considered to have Beneficial Ownership of an amount of Common Stock that will violate the Ownership Limit or the applicable Existing Holder Limit, as the case may be.

                  Section 5.12. Legend. Each certificate for Common Stock shall bear the following legend:

                          "The shares of Common Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No Person may Beneficially Own shares of Common Stock in excess of 5 percent (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the outstanding Common Stock of the Corporation (unless such Person is an Existing Holder). Separate restrictions set forth in Article V of the Articles of Incorporation apply to Existing Holders. Any Person who attempts to Beneficially Own shares of Common Stock in excess of the above limitations must immediately notify the Corporation, any shares of Common Stock so held may be subject to mandatory redemption or sale in certain events, and certain purported acquisitions of shares of Common Stock in excess of such limitations shall be void ab initio. A Person who attempts to Beneficially Own shares of Common Stock in violation of the ownership limitations set forth in Section 5.2 of the Articles of Incorporation shall have no claim, cause of action, or any other recourse whatsoever against a transferor of such shares. All capitalized terms in this legend have the meanings defined in the Corporation's Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

                  Section 5.13. Termination of REIT Status. The Board of Directors shall take no action to terminate the Corporation's status as a REIT or to amend the provisions of this Article V until such time as (i) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT or amend this Article V, as the case may be, (ii) the Board of Directors presents the resolution at an annual or special meeting of the stockholders and (iii) such resolution is approved by holders of a majority of the issued and outstanding shares of Common Stock.

                  Section 5.14. Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                  ARTICLE VI.

                               BOARD OF DIRECTORS

                  Section 6.1. Management. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

                  Section 6.2. Number. The number of directors which will constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the By-Laws but shall in no event be less than three.

                  Section 6.3. Classification. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-Laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1994, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1995, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1996, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-Laws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No election of directors need be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  Section 6.4. Vacancies. Newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-Laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-Laws. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the Corporation, at which time a successor shall be elected to fill the remaining term of the position filled by such director.

                  Section 6.5. Removal. Any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares entitled to vote in the election of directors. For purposes of this Section 6.5, "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

                  Section 6.6. Reasonableness of Fees. The Board of Directors will determine, from time to time but at least annually, that the total fees and expenses of the Corporation are reasonable in light of the investment experience of the Corporation, its net assets, its net income, and the fees and expenses of other comparable persons responsible for directing or performing the day to day business affairs of similar or comparable entities.

                  Section 6.7. By-Laws. The power to adopt, alter and/or repeal the By-Laws of the Corporation is vested exclusively in the Board of Directors.

                  Section 6.8. Powers. The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the General Corporation Law of Maryland as now or hereafter in force.

                                  ARTICLE VII.

                                   LIABILITY

                 The liability of the directors and officers of the Corporation to the Corporation and its stockholders for money damages is hereby limited to the fullest extent permitted by Section 5-349 of the Courts and Judicial Proceedings Code of Maryland (or its successor) as such provisions may be amended from time to time.

                                 ARTICLE VIII.

                                INDEMNIFICATION

                 The Corporation hereby, to the fullest extent permitted by
Section 2-418 of the General Corporation Law of Maryland, as the same may be amended and supplemented, indemnifies any and all directors and officers of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE IX.

                        WRITTEN CONSENT OF STOCKHOLDERS

                 Any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders with the unanimous written consent of stockholders.

                                   ARTICLE X.

                                   AMENDMENT

                 The Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation upon (i) adoption by the Board of Directors of a resolution recommending such amendment, alteration, or repeal, (ii) presentation by the Board of Directors of a resolution at an annual or special meeting of the stockholders and (iii) approval of such resolution by the vote of a majority of the shares cast on the resolution at a duly constituted meeting of shareholders; provided that any amendment to
Article V (or to this proviso) must be adopted pursuant to the provisions of
Section 5.13 of Article V. All rights conferred upon stockholders herein are subject to this reservation.

                                  ARTICLE XI.

                                   EXISTENCE

                 The Corporation is to have perpetual existence.

                 SECOND: The number of directors of the Corporation is five. The names of the directors are:

                 Oliver T. Carr, Jr.
                 Robert O. Carr
                 Thomas A. Carr
                 Thomas R. Delatour, Jr.
                 David Bonderman

                 The board of directors of the Corporation by a unanimous consent in writing in lieu of a meeting under Section 2-408 of the Maryland General Corporation law, dated January 29, 1993, adopted a resolution which set forth the foregoing amendment to the Articles of Incorporation, declaring that the said amendment and restatement of the Articles of Incorporation was advisable and directing that it be submitted for action thereon by the stockholders by a unanimous consent in writing in lieu of a meeting under
Section 2-505 of the Maryland General Corporation law.

                 THIRD:   Notice of a meeting of stockholders to take action on
the amendment and restatement of the Articles of Incorporation was waived by all stockholders of the Corporation.

                 FOURTH: The amendment and restatement of the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the unanimous consent in writing of the stockholders on January 29, 1993.

                 IN WITNESS WHEREOF, Carr Realty Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on January 29, 1993.


                                                 CARR REALTY CORPORATION


                                                 By: /s/ Thomas A. Carr
                                                     --------------------------
                                                     Thomas A. Carr
                                                     President


Attest:  /s/ Joseph D. Wallace
         --------------------------
         Joseph D. Wallace
         Secretary

                 I, Thomas A. Carr, President of CARR REALTY CORPORATION, hereby acknowledge the foregoing Articles of Amendment and Restatement of Articles of Incorporation of Carr Realty Corporation to be the act of Carr Realty Corporation, and to the best of my knowledge, information and belief, these matters and facts are true in all material respects, and my statement is made under penalties for perjury.



                                       /s/ Thomas A. Carr
                                       ---------------------------------------
                                       Thomas A. Carr
                                       President of Carr Realty Corporation

                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                            CARR REALTY CORPORATION

    Carr Realty Corporation, a Maryland corporation, having its principal office in Maryland in Baltimore, Maryland (the "Corporation"), and having The Corporation Trust, Incorporated as its resident agent located at 23 South Street, Baltimore, Maryland, hereby certifies to the State Department of Assessment and Taxation of Maryland (the "Department") that:

    FIRST: The charter of the Corporation is hereby amended by striking in its entirety Section 4.1 and by inserting in lieu thereof the following:

            "Section 4.1 Shares and Par Value. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 105,000,000, consisting of 90,000,000 shares of Common Stock having a par value of one cent ($.01) per share, amounting in the aggregate to par value of $900,000, and 15,000,000 shares of Preferred Stock having a par value of one cent ($.01) per share, amounting in the aggregate to par value of $150,000."

    SECOND: The total number of shares of all classes of stock that the Corporation was heretofore authorized to issue is 35,000,000, consisting of 30,000,000 shares of Common Stock having a par value of one cent ($.01) per share, amounting in the aggregate to par value of $300,000, and 5,000,000 shares of Preferred Stock having a par value of one cent ($.01) per share, amounting in the aggregate to par value of $50,000. The shares are not divided into classes.

    THIRD: The charter of the Corporation is hereby amended by striking in its entirety Article V and by inserting in lieu thereof the following:

                                  "ARTICLE V.

                                REIT Provisions

            Section 5.1. Definitions. The following terms shall have the following meanings:

            (a) "Acquire" shall mean the acquisition of Beneficial Ownership of shares of Stock by any means including, without limitation, acquisition pursuant to the exercise of Acquisition Rights or any other option, warrant, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner (if the acquisition would have been effective), as defined below. The term "Acquisition" shall have a correlative meaning.

            (b) "Acquisition Rights" shall mean rights to Acquire shares of Common Stock pursuant to: (i) redemption of Units Acquired upon exercise of any option issued by Carr Realty, L.P., a Delaware limited partnership, or Carr Real Estate Services, Inc., a Delaware corporation and outstanding at the opening of business on the first business day following the closing of the Initial Public Offering (whether exercisable on that date or not); (ii) any right to redeem or exchange Units held on the first business day following the closing of the Initial Public Offering or any right to redeem or exchange Units that may be Acquired pursuant to a pledge described in the following clause; or (iii) any pledge of shares of Common Stock or Units made pursuant to a pledge agreement executed on or before the opening of business on the first business day following the closing of the Initial Public Offering (or the redemption or exchange of Units subject to such a pledge).

            (c) "Beneficial Ownership" shall mean ownership of Stock by a Person who is or would be treated as an owner of such shares of Stock either directly or indirectly pursuant to Section 542(a)(2) of the Code, taking into account, for this purpose, constructive ownership determined under
    Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

            (d) "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 5.13, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

            (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            (f) "Common Stock" shall mean (i) any shares of Stock issued by the Corporation that are Common Stock under Section 4.1 of these Articles of Incorporation, and (ii) any shares of Stock that are or were originally issued to a Special Shareholder by the Corporation pursuant to Article 2 of the Stock Purchase Agreement.

            (g) "Effective Date" shall mean the date on which the Articles of Amendment to the Corporation's Articles of Incorporation adopting this amended and restated version of Article V are filed with the Department of Assessments and Taxation of the State of Maryland.

            (h) "Existing Holder" shall mean any of Clark Enterprises, Inc., The Equitable Life Assurance Society of the United States, Equitable Variable Life

    Insurance Company, FW REIT, L.P., the Oliver Carr Company, Oliver T. Carr, Jr., or A. James Clark (or any Person who is a Beneficial Owner of shares of Stock as a result of the actual ownership of shares of Stock by the Persons identified above) who, at the opening of business on the first business day following the closing of the Initial Public Offering, was the Beneficial Owner of, or had an Acquisition Right such that such Person would be the Beneficial Owner of, Stock in excess of the Ownership Limit if such Acquisition Right had been exercised and such Person received shares (whether or not such right is immediately exercisable for shares), so long as, but only so long as, such Person Beneficially Owns Stock (or Acquisition Rights such that it has rights to Acquire shares) in excess of the Ownership Limit.

            (i) "Existing Holder Limit" for an Existing Holder who Beneficially Owns only Common Stock of the Corporation shall mean, initially, (i) the percentage of the shares of outstanding Common Stock Beneficially Owned by such Existing Holder at the opening of business on the first business day following the closing of the Initial Public Offering plus (ii) the percentage of the shares of Common Stock such Existing Holder would Beneficially Own upon exercise of all Acquisition Rights (assuming only shares are received upon redemption of Units) plus (iii) the percentage of the shares of Common Stock such Existing Holder would Beneficially Own upon redemption of Units Acquired upon exercise of any options, or upon exercise of any options for shares of Common Stock, in either case issued pursuant to an option plan adopted or approved by the Board of Directors of the Corporation (excluding any such options that fall within the definition of Acquisition Rights), and after any adjustment pursuant to Section 5.7, shall mean such percentage of the outstanding shares of Common Stock as so adjusted; provided, however, that the Existing Holder Limit shall never exceed 15%. For an Existing Holder who owns shares of any class or series of Preferred Stock, the Existing Holder Limit with respect to such class or series of Preferred Stock for such Existing Holder shall be the same percentage as the Existing Holder Limit for Common Stock for such Existing Holder. For purposes of determining the Existing Holder Limit, the amount of shares of Common Stock outstanding at the time of the determination shall be deemed to include the maximum number of shares that the Existing Holder may Beneficially Own with respect to Acquisition Rights and options issued pursuant to an option plan, but shall not include shares that may be Beneficially Owned solely by other Persons upon exercise of Acquisition Rights or options. From the date of the Initial Public Offering and prior to the Restriction Termination Date, the secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

            (j) "Initial Public Offering" means the sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

            (k) "IRS" shall mean the United States Internal Revenue Service.

            (l) "Market Price" shall mean, with respect to any class of Stock, the last reported sales price, regular way, on the NYSE of shares of such class of Stock on the trading day immediately preceding the relevant date, or if such class of Stock is not then traded on the NYSE, the last reported sales price, regular way, of shares of such class of Stock on the trading day immediately preceding the relevant date as reported on the principal exchange or quotation system on which such class of Stock may be traded, provided, however, that if the Board of Directors determines in good faith that a lower price is appropriate, then the Market Price shall be such lower price as determined in good faith by the Board of Directors, or if such class of Stock is not then traded over any exchange or quotation system, the Market Price shall be the price determined in good faith by the Board of Directors of the Corporation as the fair market value of shares of such class of Stock on the relevant date.

            (m) "Non-U.S. Person" shall mean a Person other than a U.S. Person.

            (n) "NYSE" shall mean the New York Stock Exchange.

            (o) "Ownership Limit" shall initially mean (i) with respect to the Common Stock, 5% of the outstanding shares of Common Stock of the Corporation; and (ii) with respect to any class or series of Preferred Stock, 5% of the outstanding shares of such class or series of Preferred Stock of the Corporation. The Ownership Limit may be increased pursuant to
    Section 5.8 to such greater percentage (but not greater than 9.8%) as may be determined by the Board of Directors.

            (p) "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Stock for a period of 90 days following the purchase by such underwriter of the Stock, provided that the ownership of Stock by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code and would not otherwise result in the Corporation failing to qualify as a REIT.

            (q) "Preferred Stock" shall mean any shares of Stock issued by the Corporation that are Preferred Stock under Section 4.1 of these Articles of Incorporation other than shares originally issued to a Special Shareholder by the Corporation pursuant to Article 2 of the Stock Purchase Agreement.

            (r) "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which would result in a violation of the limitations in Section 5.2, the purported owner for whom the Purported Record Transferee would have acquired or owned shares of Stock if such Transfer had been valid under Section 5.2.

            (s) "Purported Record Transferee" shall mean with respect to any purported Transfer which would result in a violation of the limitations in
    Section 5.2, the record holder of the Stock if such Transfer had been valid under Section 5.2.

            (t) "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

            (u) "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Corporation determines pursuant to Section 5.15 of these Articles of Incorporation that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

            (v) "Special Shareholder" shall mean Security Capital U.S. Realty S.A., Security Capital Holdings S.A. and any affiliate of either such Person who shall acquire any shares of Stock either directly pursuant to the Stock Purchase Agreement or from either such Person (or another affiliate thereof) in accordance with the provisions of such Stock Purchase Agreement or the Stockholders Agreement (and any Person who is considered a Beneficial Owner of shares of Stock as a result of the actual ownership of shares of Stock by any of the Persons identified above).

            (w) "Special Shareholder Limit" shall mean (i) the Special Shareholders' Percentage of the outstanding shares of Common Stock of the Corporation and (ii) the Special Shareholders' Percentage of the outstanding shares of each class or series of Preferred Stock of the Corporation; provided, however, that if, as the result of any Special Shareholder's Beneficial Ownership of Common Stock or any class or series of Preferred Stock of the Corporation, any Person who is an individual within the meaning of Section 542(a)(2) of the Code (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) and who is the Beneficial Owner of any interest in a Special Shareholder would be considered to Beneficially Own more than 8.5% of the outstanding shares of Common Stock or the outstanding shares of any class or series of Preferred Stock of the Corporation, the Special Shareholder Limit shall be reduced to such percentage as would result in such Person not being considered to Beneficially Own more than 8.5% of the outstanding shares of Common Stock or the outstanding shares of any class or series of Preferred Stock of the Corporation. Notwithstanding anything contained herein to the contrary, in no event shall the Special Shareholder Limit be reduced below the Ownership Limit.

            (x) "Special Shareholders' Percentage" shall mean, through and including the Stock Purchase Agreement Performance Date, 48%. At the close of business on the Stock Purchase Agreement Performance Date, on the 25% Termination Date, and on the last day of each calendar year ending after the 25% Termination Date, the Special Shareholders' Percentage shall be decreased to equal the lesser of (i) the Special Shareholders' Percentage as in effect prior to such adjustment (but taking into account all prior reductions pursuant to hereto), and (ii) a fraction determined as set forth in the next two sentences below plus three percentage points (except in the case of the adjustment made on the Stock Purchase Agreement Performance
    Date). The numerator of such fraction shall be equal to the lesser of (x) the number of shares of Common Stock Beneficially Owned by the Special Shareholders at the close of business on the date on which such adjustment is to be made, or (y) in the case of adjustments to be made on the last day of a calendar year, the average number of shares of Common Stock Beneficially Owned by all of the Special Shareholders at the close of business on the twenty (20) business days prior to and including such last day. The denominator of such fraction shall be equal to the actual number of shares of Common Stock outstanding on the date of such determination. In addition to, and without limitation on, the foregoing, if the Special Shareholders' Percentage exceeds 45% (including, without limitation, by reason of an adjustment provided for in the second to last sentence of
    Section 5.7 before or after such Date) on or at any time after giving effect to the adjustment thereto to be made on the Stock Purchase Agreement Performance Date, then the Special Shareholders' Percentage shall be reduced (but not below 45%) as described in the next sentence at any time that either (i) any Special Shareholder Transfers Beneficial Ownership of shares of Common Stock (other than to another Special Shareholder) or (ii) the Corporation issues shares of Common Stock. The percentage to which the Special Shareholders' Percentage shall be reduced under the immediately preceding sentence shall be the greater of 45% or a fraction, the numerator of which is (p) in the case of a Transfer by a Special Shareholder, the number of shares of Common Stock Beneficially Owned by the Special Shareholders immediately after such Transfer or (q) in the case of an issuance of shares of Common Stock by the Corporation, the number of shares of Common Stock Beneficially Owned by the Special Shareholders immediately prior to such issuance, and the denominator of which is the actual number of shares of Common Stock outstanding immediately after such Transfer or Issuance.

            (y) "Stock" shall mean shares of stock of the Corporation that are either Common Stock or Preferred Stock.

            (z) "Stock Purchase Agreement" shall mean that Stock Purchase Agreement dated as of November 5, 1995, by and among the Corporation, Security Capital Holdings S.A., and Security Capital U.S. Realty.

            (aa) "Stock Purchase Agreement Performance Date" shall mean the first date on which the "remaining equity commitment" (as defined in the Stock Purchase Agreement) shall have been reduced to zero and the Company shall have no continuing right (subject to the limitations set forth in this Article V and the Stockholders Agreement) to require the Special Shareholders to purchase shares of Common Stock pursuant to Section 2.5(b) of the Stock Purchase Agreement.

            (bb) "Stockholders Agreement" shall mean that Stockholders Agreement dated as of April 30, 1996, by and among the Corporation, Carr Realty, L.P., Security Capital Holdings S.A., and Security Capital U.S. Realty S.A.

            (cc) "Transfer" shall mean any sale, transfer, gift, assignment, pledge, hypothecation, devise or other disposition of Stock or the right to vote or receive dividends on Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Stock, or the right to vote or receive dividends on Stock or (ii) the sale, transfer, assignment or other disposition or grant of any Acquisition Rights or other securities or rights convertible into or exchangeable for Stock, or the right to vote or receive dividends on Stock), whether voluntary or involuntary, whether of record, constructively, or beneficially, and whether by operation of law or otherwise.

            (dd) "Trust" shall mean the trust created pursuant to Section 5.12.

            (ee) "Trustee" shall mean the Person unaffiliated with the Corporation, or the Purported Beneficial Transferee, or the Purported Record Transferee, that is appointed by the Corporation to serve as trustee of the Trust.

             (ff) "25% Termination Date" shall mean such date as is defined in the Stockholders Agreement.

            (gg) "Units" shall mean Partnership Units as that term is defined in the Agreement of Limited Partnership of Carr Realty, L.P., a Delaware limited partnership, as effective on the date of the Initial Public Offering.

            (hh) "U.S. Person" shall mean (a) a citizen or resident of the United States, (b) a partnership created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), (c) a corporation created or organized in the United States or under the laws of the United States or any state therein (including the District of

    Columbia), and (d) any estate or trust (other than a foreign estate or foreign trust, within the meaning of Section 7701(a)(31) of the Code.

            Section 5.2 Restrictions. Except as provided in Section 5.10, during the period commencing on the date of the Initial Public Offering and prior to the Restriction Termination Date:

            (i) no Person (other than an Existing Holder or a Special Shareholder) shall Acquire any shares of Stock if, as the result of such Acquisition, such Person shall Beneficially Own shares of Stock in excess of the Ownership Limit;

            (ii) no Existing Holder shall Acquire any shares of Stock if, as a result of such Acquisition, such Person shall Beneficially Own shares of Stock in excess of the Existing Holder Limit for such Existing Holder;

            (iii) no Special Shareholder shall Acquire any shares of Stock if, as a result of such Acquisition, such Person, together with all other Special Shareholders (but without duplication), shall Beneficially Own shares of Stock in excess of the Special Shareholder Limit;

            (iv) no Person shall Acquire any shares of Stock if, as a result of such Acquisition, the Stock would be directly or indirectly owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code);

            (v) no Person shall Acquire any shares of Stock if, as a result of such Acquisition, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code;

            (vi) no Person (other than a Special Shareholder) shall acquire any shares of Stock after the Effective Date if, as a result of such Acquisition, the fair market value of the shares of Stock owned directly and indirectly by Non-U.S. Persons would comprise 50% or more of the fair market value of the issued and outstanding shares of Stock (determined assuming that the Special Shareholders are Non-U.S. Persons and own a percentage of the outstanding Stock of the Company (by value) equal to the Special Shareholders' Percentage); and

            (vii) no Special Shareholder shall Acquire any shares of Stock (i) prior to the Stock Purchase Agreement Performance Date unless such Acquisition is pursuant to Sections 2.3, 2.4 or 2.5(b) of the Stock Purchase Agreement or specifically permitted pursuant to Section 2.5(a) of the Stock Purchase Agreement and (ii) after the Stock Purchase Agreement Performance Date if the Special Shareholders' Percentage exceeds 45%.

            Section 5.3 Remedies for Breach.

            (a) If, notwithstanding the other provisions contained in this
    Article V, at any time there is a purported Transfer, Acquisition, change in the capital structure of the Corporation or other event (including, without limitation, a change in the relationship between two or more Persons that causes the application of Section 544 of the Code, as modified by Section 856(h)), that, if effective, would result in the violation of one or more of the restrictions on ownership and transfer described in Section 5.2, then
    (1) in the case of a Transfer or Acquisition, that number of shares of Stock purported to be Transferred or Acquired that otherwise would cause such Person to violate Section 5.2 (rounded up to the next whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 5.12, effective as of the close of business on the day immediately prior to the date of such purported Transfer or Acquisition, and such Person shall acquire no rights in such shares of Stock; (2) in the case of any event other than a Transfer or Acquisition (a "Beneficial Ownership Event"), that number of shares of Stock that would be owned by Persons (the "Affected Persons") as a result of such Beneficial Ownership Event that otherwise would violate Section 5.2 (rounded up to the next whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 5.12, effective as of the close of business on the day immediately prior to such Beneficial Ownership Event, and such Affected Persons or Persons shall acquire no rights (or have no continuing rights) in such shares of Stock; or (3) if the transfer to the Trust described in either clause (1) or clause (2) hereof would not be effective for any reason to prevent any Person from Beneficially Owning Stock in violation of Section 5.2, then the Transfer, Acquisition, or other Beneficial Ownership Event that would otherwise cause such Person to violate Section 5.2 shall be void ab initio.

            (b) Notwithstanding the other provisions hereof, any Transfer or Acquisition of shares of Stock that, if effective, would result in the Stock be ing beneficially owned by less than 100 persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Stock.

            (c) In addition to, and without limitation by, subparagraphs (a) and
    (b) above, if the Board of Directors or its designees shall at any time determine in good faith that a Transfer, Acquisition or other event has taken place in violation of Section 5.2 or that a Person intends to Acquire, has attempted to Acquire, or may Acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Stock in violation of Section 5.2, the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, causing the

    Corporation to refuse to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or Acquisition (or, in the case of events other than a Transfer or Acquisition, ownership or Beneficial Ownership) in violation of Section 5.2 shall automatically result in the transfer to the Trust described in Section 5.12, irrespective of any action (or non-action) by the Board of Directors.

            (d) Nothing contained in this Section 5.3 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

            Section 5.4. Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire shares of Stock in violation of Section
    5.2 shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted or intended Transfer on the Corporation's status as a REIT.

            Section 5.5. Owners Required To Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination
    Date:

            (a) every stockholder of record of more than 5% (or such lower percentage as required by the Code or regulations promulgated thereunder) of the outstanding Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record stockholder, the number of shares Beneficially Owned by it, and a description of how such shares are held; provided that a shareholder of record who holds outstanding Stock of the Corporation as nominee for another person, which other person is required to include in gross income the dividends received on such Stock (an "Actual Owner"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number of shares of such Actual Owner with respect to which the stockholder of record is nominee.

            (b) every Actual Owner of more than 5% (or such lower percentage as required by the Code or regulations promulgated thereunder) of the outstanding Stock of the Corporation who is not a stockholder of record of the Corporation, shall within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Actual Owner, the number of shares Beneficially Owned, and a description of how such shares are held.

            (c) each person who is a Beneficial Owner of Stock and each Person (including the stockholder of record) who is holding Stock for a Beneficial

    Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

            Section 5.6. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article V, including any definition contained in Section 5.1, the Board of Directors shall have the power to determine the application of the provisions of this Article V with respect to any situation based on the facts known to it.

            Section 5.7. Modification of Existing Holder and Special Shareholder Limits. Subject to Section 5.9(c), the Existing Holder Limit with respect to an Existing Holder shall be reduced at any time that either (i) such Existing Holder transfers shares of Common Stock or Acquisition Rights or
    (ii) the Corporation issues shares of Stock, in either case by reducing the percentages calculated pursuant to the definition of Existing Holder Limit to the percentages in effect immediately after such Transfer or issuance. The Existing Holder Limit and the Special Shareholder Limit each shall be increased at any time that the Corporation redeems or otherwise purchases shares of Stock by increasing the percentages calculated pursuant to the definition of Existing Holder Limit and Special Shareholder Limit to the percentages in effect immediately after such redemption or other purchase (but the Special Shareholders' Percentage shall thereafter be subject to reduction as and when provided for in the last two sentences of the definition of "Special Shareholders' Percentage" set forth in Section 5.1 above). Each Existing Holder shall give the Board of Directors written notice of any Transfer of shares within 10 business days thereafter.

            Section 5.8. Modification of Ownership Limit. Subject to the limitations provided in Section 5.9, the Board of Directors may from time to time increase the Ownership Limit.

            Section 5.9. Limitations on Modifications.

            (a) The Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to
    Section 542(a)(2) of the Code (taking into account all of the then Existing Holders, Special Shareholders, and all Acquisition Rights) could Beneficially Own, in the aggregate, more than 49.5% of the value of the outstanding Stock.

            (b) Prior to the modification of the Ownership Limit pursuant to
    Section 5.8, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

            (c) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit with respect to shares of Common Stock.

            (d) The Ownership Limit, with respect to shares of Common Stock and with respect to shares of any class or series of Preferred Stock, may not be increased to a percentage which is greater than 9.8 percent.

            Section 5.10. Exception. The Board of Directors, in its sole discretion, may exempt a Person (the "Exempted Holder") from the Ownership Limit, the Existing Holder Limit, or the Special Shareholder Limit, as the case may be, with respect to Stock to be Acquired or Beneficially Owned by such Person (A) if the Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as it determines are reasonably necessary to ascertain that no individual's Beneficial Ownership of such shares of Stock will violate the Ownership Limit, the Existing Holder Limit, or the Special Shareholder Limit as the case may be, and (B) if such Person agrees that any violation of such representations or undertaking (or other action that is contrary to the restrictions set forth in Section 5.2) or attempted violation will result in such Stock being automatically transferred to the Trust as described in Section 5.12. Prior to granting any exception pursuant to this Section 5.10, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

            Section 5.11. Legend. Each certificate for Stock shall bear the following legend:

                     "No Person (1) may Beneficially Own shares of Common Stock in excess of 5 percent (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the outstanding Common Stock of the Corporation (unless such Person is an Existing Holder or a Special Shareholder), (2) may Beneficially Own shares of any class or series of Preferred Stock in excess of 5 percent (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the outstanding shares of such class or series of Preferred Stock of the Corporation (unless such Person is an Existing Holder or Special Shareholder), (3) Beneficially Own Stock that would result in the Corporation's being "closely held" (within the meaning of Section 856(h) of the Code) or Acquire Stock that would result in the Corporation having less than 100 shareholders (as determined for purposes of Section 856(a)(5) of the Code), or (4) unless such

            Person is a Special Shareholder, Acquire shares of Stock if, as a result of such Acquisition, the Corporation would fail to qualify as a "domestically controlled REIT" (within the meaning of Section 897(h)(4) of the Code) (determined assuming that the Special Shareholders are Non-U.S. Persons and own a percentage (by value) of the Company's stock corresponding to the Special Shareholders' Percentage). Separate restrictions set forth in Article V of the Articles of Incorporation apply to Existing Holders and Special Shareholders. Any Person who attempts to Beneficially Own shares of Stock in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership set forth in Article V of the Articles of Incorporation are violated, the Stock represented hereby will be automatically transferred to the Trustee of a Trust for the benefit of a Charitable Beneficiary pursuant to the terms of Article V of the Articles of Incorporation. In addition, attempted transfers of Stock in violation of the limitations described above (as modified or expanded upon in Article V of the Corporation's Articles of Incorporation), may be void ab initio. A Person who attempts to Beneficially Own shares of Stock in violation of the ownership limitations set forth in Section 5.2 of the Articles of Incorporation shall have no claim, cause of action, or any other recourse whatsoever against a transferor of such shares. All capitalized terms in this legend have the meanings defined in the Corporation's Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

            Section 5.12. Transfer of Stock in Trust.

            (a) Ownership in Trust; Status of Shares Held in Trust. Upon any purported Transfer (whether or not such Transfer is the result of a transaction engaged in through the facilities of the NYSE), Acquisition or other event that results in the transfer of Stock to a Trust pursuant to
    Section 5.3, such shares of Stock shall be deemed to have been transferred to the Trustee in its capacity as Trustee for the exclusive benefit of one or more Charitable Beneficiaries. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee or Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in
    Section 5.13. Shares of Stock so held in Trust shall be issued and outstanding stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares of Stock held in Trust by the Trustee, shall have no rights to dividends paid with respect to such shares, and shall not possess any rights to vote or other rights attributable to the shares held in Trust. The Purported Record Transferee and the Purported
    Beneficial Transferee of shares of Stock in violation of Section 5.2 shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such shares.

            (b) Dividend Rights. The Trustee shall have all rights to dividends with respect to shares of Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Stock have been transferred to the Trustee with respect to such shares shall be paid over to the Trustee by the recipient thereof upon demand, and any dividend declared but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.

            (c) Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Corporation, the Trustee shall be entitled to receive, ratably with each other holder of Stock of the class of Stock that is held in the Trust, that portion of the assets of the Corporation available for distribution to the holders of such class (determined based upon the ratio that the number of shares of such class of Stock held by the Trustee bears to the total number of shares of such class of Stock then outstanding ). The Trustee shall distribute any such assets received in respect of the Stock held in the Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Corporation in accordance with Section 5.12(d) below.

            (d) Sale of Shares by Trustee. Within twenty days of receiving notice from the Corporation that shares of Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in Trust to a Person, designated by the Trustee, whose ownership of the shares of Stock held in the Trust would not violate the ownership limitations set forth in
    Section 5.2. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 5.12. The Purported Record Transferee shall receive the lesser of (1) (x) the price per share such Purported Record Transferee paid for the Stock in the purported Transfer that resulted in the transfer of shares of Stock to the Trust, or
    (y) if the Transfer or other event that resulted in the transfer of shares of Stock to the Trust was not a transaction in which the Purported Record Transferee gave full value for such shares of Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the transfer of such shares of Stock to the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable

    Beneficiary. If, prior to the discovery by the Corporation that shares of Stock have been transferred to the Trustee, such shares are sold by the Purported Record Transferee, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares that exceeds the amount such Purported Record Transferee was entitled to receive pursuant to this subparagraph (d), such excess shall be paid to the Trustee upon demand. The Trustee shall have the right and power (but not the obligation) to offer any share of Stock held in the Trust for sale to the Corporation on such terms and conditions as the Trustee shall determine appropriate.

            (e) Voting and Notice Rights. The Trustee shall have all voting rights and rights to receive any notice of any meetings, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. The Purported Record Transferee shall have no voting rights with respect to shares held in Trust.

            Section 5.13. Designation of Charitable Beneficiary. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Stock held in the Trust would not violate the restrictions set forth in Section 5.2 in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

            Section 5.14. Settlement. Nothing in this Article V shall preclude the settlement of any transaction entered into through the facilities of the NYSE (but the fact that settlement of a transaction is permitted shall not negate the effect of any other provision of this Article V and all of the provisions of this Article V shall apply to the purported transferee of the shares of Stock in such transaction).

            Section 5.15. Termination of REIT Status. The Board of Directors shall take no action to terminate the Corporation's status as a REIT or to amend the provisions of this Article V until such time as (i) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT or amend this Article V, as the case may be, (ii) the Board of Directors presents the resolution at an annual or special meeting of the stockholders and (iii) such resolution is approved by holders of a majority of the voting power of the issued and outstanding shares of Stock.

            Section 5.16. Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court."

    FOURTH: The board of directors of the Corporation on November 3, 1995 duly approved the foregoing amendments to the charter of the Corporation, subject to, among other things, the approval thereof by the stockholders of the Corporation.

    FIFTH: Notice of a special meeting of stockholders of the Corporation to take action on certain proposals, including the foregoing amendments given to each stockholder entitled to vote on the foregoing amendments.

    SEVENTH: The stockholders of the Corporation on February 26, 1996 duly approved the foregoing amendments to the charter of the Corporation at a special meeting of the stockholders of the Corporation.

    IN WITNESS WHEREOF, Carr Realty Corporation has caused these presents to be signed in its name and on its behalf by its Chief Financial Officer and attested by its Assistant Secretary on April 29, 1996. The undersigned hereby certifies, under penalties of perjury, that to the best of his knowledge, information and belief the matters and facts set forth herein are true and correct in all material respects.



                                              CARR REALTY CORPORATION


                                              By: /s/ BRIAN K. FIELDS
                                                  -----------------------------
                                                  Brian K. Fields
                                                  Chief Financial Officer


Attest: /s/ DEBRA A. VOLPICELLI
        ---------------------------
        Debra A. Volpicelli
        Assistant Secretary

                              ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                            CARR REALTY CORPORATION

     Carr Realty Corporation, a Maryland corporation, having its principal office in Maryland in Baltimore, Maryland (the "Corporation"), and having The Corporation Trust, Incorporated as its resident agent located at 23 South Street, Baltimore, Maryland, hereby certifies to the State Department of Assessment and Taxation of Maryland (the "Department") that:

     FIRST: The charter of the Corporation is hereby amended by striking in its entirety Article I and by inserting in lieu thereof the following:

                                  "ARTICLE I.

                                      Name

                 The name of the Corporation (the "Corporation") is:
     CarrAmerica Realty Corporation."

     SECOND: The board of directors of the Corporation on November 3, 1995 duly approved the foregoing amendment to the charter of the Corporation, subject to, among other things, the approval thereof by the stockholders of the Corporation.

     THIRD: The stockholders of the Corporation on February 26, 1996 duly approved the foregoing amendment to the charter of the Corporation at a special meeting of the stockholders of the Corporation.

     IN WITNESS WHEREOF, Carr Realty Corporation has caused these presents to be signed in its name and on its behalf by its Chief Financial Officer and attested by its Assistant Secretary on April 30, 1996. The undersigned hereby certifies, under penalties of perjury, that to the best of his knowledge, information and belief the matters and facts set forth herein are true and correct in all material respects.


                                                CARR REALTY CORPORATION


                                                By:  /s/  BRIAN K. FIELDS
                                                     --------------------------
                                                     Brian K. Fields
                                                     Chief Financial Officer

Attest: /s/ DEBRA A. VOLPICELLI
        ------------------------------
        Debra A. Volpicelli
        Assistant Secretary

                            ARTICLES SUPPLEMENTARY OF
           SERIES A CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK
                                       OF
                         CARRAMERICA REALTY CORPORATION

                       Pursuant to Section 2-208(b) of the
                       General Corporation Law of Maryland


     CarrAmerica Realty Corporation, a Maryland corporation (the "Corporation"), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation by Section 4.4 of the Charter and in accordance with Section 2-208(b) of the General Corporation Law of Maryland, the Board of Directors on October 10, 1996 duly classified unissued shares of Preferred Stock of the Corporation, and the description of the Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, as set by the Board of Directors, are as follows:

     Section 1. Number of Shares and Designation. This class of Preferred Stock shall be designated as Series A Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"). The number of shares of preferred stock constituting the Series A Preferred Stock is 1,740,000.

     Section 2. Definitions. The following terms shall have the following meanings herein:

     a. "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by the Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

     b. "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

     c. "Call Date" shall have the meaning set forth in Section 6(b).

     d. "Charter" means the Articles of Amendment and Restatement of Articles of Incorporation of the Corporation, as amended to the date hereof and as the same may be amended hereafter from time to time.

     e. "Code" shall have the meaning set forth in Section 12.

     f. "Common Stock" shall mean the common stock of the Corporation, par value $.01 per share.

     g. "Constituent Person" shall have the meaning set forth in Section 5(e).

     h. "Conversion Price" shall mean the conversion price per share of Common Stock for which the shares of Series A Preferred Stock are convertible, as such Conversion Price may be adjusted pursuant to Section 5. The initial conversion price shall be $25.00 (equivalent to a conversion rate of one share of Common Stock for each share of Series A Preferred Stock).

     i. "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

     j. "Dividend Payment Date" shall mean the last calendar day (or, if such day is not a Business Day, the next Business Day thereafter) of each February, May, August, and November, commencing on November 30, 1996.

     k. "Dividend Periods" shall mean quarterly dividend periods commencing on March 1, June 1, September 1 and December 1 of each year and ending on and including the day of the next succeeding Dividend Payment Date (other than the initial Dividend Payment Date, which shall commence on the Issue Date, and other than the Dividend Period during which any shares of Series A Preferred Stock shall be redeemed pursuant to Section 6, which shall end on and include the Call Date with respect to the shares of Series A Preferred Stock being redeemed).

     l. "Exempted Person" shall have the meaning set forth in Section 12.

     m. "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," with respect to any issuance or distribution, means the first day on which shares of the Common Stock trade, regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

     n. "Fully Junior Stock" shall mean the Common Stock and any other class or series of shares of capital stock of the Corporation now or hereafter issued and outstanding over which the Series A Preferred Stock has preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     o. "Issue Date" shall mean the first date on which shares of the Series A Preferred Stock are issued and sold.

     p. "Junior Stock" shall mean the Common Stock and any other class or series of shares of capital stock of the Corporation now or hereafter issued and outstanding over which the Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     q. "Non-Electing Share" shall have the meaning set forth in Section 5(e).

     r. "Parity Stock" shall have the meaning set forth in Section 8(b).

     s. "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     t. "Preferred Stock" shall mean the preferred stock of the Corporation, par value $.01 per share.

     u. "Securities" and "Security" shall have the meanings set forth in Section 5(d)(iii).

     v. "Series A Preferred Stock" shall have the meaning set forth in Section
1.

     w. "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or Fully Junior Stock or any class or series of shares of capital stock ranking on a parity with the Series A Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     x."Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

     y. "Transaction" shall have the meaning set forth in Section 5(e).

     z. "Transfer Agent" means Boston EquiServe, Boston, Massachusetts, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Stock.

     Section 3.Dividends.

     (a) The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends payable in cash in an amount per share equal to the greater of (i) $1.75 per annum or (ii) the cash dividends (determined on each Dividend Payment Date) paid on the shares of Common Stock, or portion thereof, into which a share of Series A Preferred Stock is convertible. The dividends referred to in clause (ii) of the immediately preceding sentence shall equal the number of shares of Common Stock, or portion thereof, into which a share of Series A Preferred Stock is convertible, multiplied by the most current quarterly dividend paid on a share of Common Stock on or before the applicable Dividend Payment Date. Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Such dividends shall be payable in arrears to the holders of record of Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date, not more than 50 days preceding the relevant Dividend Payment Date, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 50 days preceding the payment date thereof, as may be fixed by the Board of Directors. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series A Preferred Stock which remains payable.

     (b) The amount of dividends referred to in clause (i) of Section 3(a) payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by four. The initial Dividend Period will include a partial dividend for the period from the Issue Date until November 30, 1996. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of the actual number of days in such Dividend Period. Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares of stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

     (c) So long as any shares of Series A Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series A Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and accumulated and unpaid on such Parity Stock.

     (d) So long as any shares of Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock or Fully Junior Stock, nor shall any Junior Stock or Fully Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of any employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for shares of Fully Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding shares of Series A Preferred Stock and any other Parity Stock of the

Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Stock.

     (e) No distributions on Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     Section 4. Liquidation Preference.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the Series A Preferred Stock shall be entitled to receive $25.00 per share of Series A Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series A Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Series A Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4,
(i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts, or other entities, (ii) a sale, lease or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     (b) Subject to the rights of the holders of shares of any series or class or classes of capital stock ranking on a parity with or prior to the Series A Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock or Fully Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

     Section 5. Conversion. Holders of Series A Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

     (a) The Series A Preferred Stock shall not be convertible by the holders thereof prior to the date that is six (6) months following the Issue Date. On and after the date that is six (6) months following the Issue Date and subject to and upon compliance with the provisions of this Section 5, a holder of Series A Preferred Stock shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non- assessable shares of Common Stock obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of Section 5(b)) by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 5(b); provided, however, that the right to convert shares called for redemption pursuant to Section 6 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the cash payable upon such redemption under Section 6.

     (b) In order to exercise the conversion right, the holder of each share of Series A Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such shares of Series A Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating t hat such taxes have been paid).

     Holders of Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series A Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such shares of Series A Preferred Stock being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series A Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of such shares of Series A Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 5, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 5(c).

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation

     (c) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

     (d) The Conversion Price shall be adjusted from time to time as follows:

          (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its shares of stock, in either case, in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue any stock by reclassification of its shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such shares of Series A Preferred Stock had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in Section 5(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclass ification.

          (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than 94% (100% if a stand-by underwriter is used and charges the Corporation a commission) of the Fair Market Value per share of Common Stock on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by
     (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common

     Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for shares of Common Stock would purchase at 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in Section 5(h)). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (iii) If the Corporation shall distribute to all holders of its Common Stock any stock of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Stock after December 31, 1995 which are not in excess of the following: the sum of (A) the Corporation's cumulative undistributed funds from operations at December 31, 1995, plus
     (B) the cumulative amount of funds from operations, as determined by the Board of Directors, after December 31, 1995, minus (C) the cumulative amount of dividends accrued or paid in respect of the Series A Preferred Stock or any other class or series of Preferred Stock of the Corporation after the Issue Date) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph
     (ii) above to subscribe for or purchase shares of Common Stock, which rights, options and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) collectively called the "Securities" and individually a "Security"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive), of the portion of the stock or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of Series A Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (iii); provided, that on the date, if any, on which a Person converting a share of Series A Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of th e two preceding sentences).

          (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 5 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Stock. Notwithstanding any other provisions of this Section 5, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under such plan. All calculations under this
     Section 5 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this Section 5(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this Section 5(d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

     (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all shares of Common Stock, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which Section 5(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all shares of Common Stock are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock which is not redeemed or converted into the right to receive stock, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of shares of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and
(ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this Section 5(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 5(e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the shares of Series A Preferred Stock that will contain provisions enabling the holders of the shares of Series A Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this Section 5(e) shall similarly apply to successive Transactions.

     (f) If:

          (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than cash dividends or distributions paid with respect to the Common Stock after December 31, 1995 not in excess of the sum of the Corporation's cumulative undistributed funds from operations at December 31, 1995, plus the cumulative amount of funds from operations, as determined by the Board of Directors, after December 31, 1995, minus the cumulative amount of dividends accrued or paid in respect of the shares of Series A Preferred Stock or any other class or series of Prefer red Stock of the Corporation after the Issue Date); or

          (ii) the Corporation shall authorize the granting to the holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase any shares of stock of any class or any other rights, options or warrants, which granting requires an adjustment of the Conversion Price pursuan t to Section 5(d)(ii) above; or

          (iii) there shall be any reclassification of the Common Stock (other than an event to which Section 5(d)(i) applies) or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Stock or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of Series A Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 5.

     (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series A Preferred Stock at such holder's last address as shown on the share records of the Corporation.

     (h) In any case in which Section 5(d) provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying t o such holder any amount of cash in lieu of any fraction pursuant to Section 5(c).

     (i) There shall be no adjustment of the Conversion Price in case of the issuance of any stock or other security of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 5. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 5, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (j) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 5, that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of the shares of Series A Preferred Stock, the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

     (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversion of the shares of Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this Section 5(k), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Corporation covenants that any shares of Common Stock issued upon conversion of the shares of Series A Preferred Stock shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then- par value of the shares of Common Stock deliverable upon conversion of the shares of Series A Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non- assessable shares of Common Stock at such adjusted Conversion Price.

     The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding shares of Common Stock are listed at the time of such delivery.

     Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the shares of Series A Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     (l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the holder of the shares of Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     Section 6. Redemption at the Option of the Corporation.

     (a) The Series A Preferred Stock shall not be redeemable by the Corporation prior to the third (3rd) anniversary of the Issue Date. On and after the third
(3rd) anniversary of the Issue Date, the Corporation, at its option, may redeem the Series A Preferred Stock, in whole or in part at any time or from time to time at a redemption price of Twenty Five Dollars ($25.00) per share of Series A Preferred Stock, plus the amounts indicated in Section 6(b).

     (b) Upon any redemption of the Series A Preferred Stock pursuant to this
Section 6, the Corporation shall pay all accrued and unpaid dividends, if any, thereon ending on or prior to the date of such redemption (the "Call Date"), without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock called for redemption.

     (c) If full cumulative dividends on the Series A Preferred Stock and any other class or series of Parity Stock of the Corporation have not been declared and paid or declared and set apart for payment, the Series A Preferred Stock may not be redeemed under this Section 6 in part and the Corporation may not purchase or acquire the Series A Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Stock.

     (d) Notice of the redemption of any Series A Preferred Stock under this
Section 6 shall be mailed by first-class mail to each holder of record of Series A Preferred Stock to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this Section 6(d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the place or places at which certificates for such shares are to be surrendered; (4) the then-current Conversion Price; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series A Preferred Stock so called for redemption shall cease to accrue, (ii) shares of Series A Preferred Stock shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Stock of the Corporation shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in Washington, D.C., and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, the amount of cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of Series A Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

     As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series A Preferred Stock are to redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares of Series A Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

     Section 7. Shares of Stock To Be Retired. All shares of Series A Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of capital stock of the Corporation, without designation as to class or series.

     Section 8. Ranking. Any class or series of shares of capital stock of the Corporation shall be deemed to rank:

     (a) prior to the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

     (b) on a parity with the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class or series of shares of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock");

     (c) junior to the Series A Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares of stock shall be Junior Stock; and

     (d) junior to the Series A Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation dissolution or winding up, if such shares of stock shall be Fully Junior Stock.

     Section 9. Voting. If and whenever six consecutive quarterly dividends payable on the Series A Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not declared, the number of directors then constituting the Board of Directors shall be increased by two, and the holders of Series A Preferred Stock, together with the holders of shares of every other series of Parity Stock, voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock and the Parity Stock called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Stock and the Parity Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock and the Parity Stock to elect such additional two directors shall immediately cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six consecutive quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock and the Parity Stock shall immediately terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting rights shall have been so vested in the holders of Series A Preferred Stock and the Parity Stock, the secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock and of the Parity Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock and the Parity Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series A Preferred Stock and the Parity Stock or the successor of such remaining director, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

     So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Charter of the Corporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series A Preferred Stock and the Parity Stock, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

     (a) Any amendment, alteration or repeal of any of the provisions of the Charter of the Corporation (including these Articles Supplementary) that materially and adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Stock or the Parity Stock; provided, however, that the amendment of the provisions of the Charter of the Corporation so as to authorize or create or to increase the authorized amount of any Fully Junior Stock or Junior Stock that are not senior in any respect to the Series A Preferred Stock, or any shares of any class ranking on a parity with the Series A Preferred Stock or the Parity Stock, shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Stock; and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series A Preferred Stock or another series of Parity Stock that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series A Preferred Stock and the Parity Stock otherwise entitled to vote in accordance herewith; or

     (b) A share exchange that affects the Series A Preferred Stock, a consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, unless in each such case each share of Series A Preferred Stock (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for convertible preferred stock of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a share of Series A Preferred Stock (except for changes that do not materially and adversely affect the holders of the Series A Preferred Stock); or

     (c) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporati on or in the payment of dividends; provided, however, that no such vote of the holders of Series A Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be, provision is made for the redemption of all shares of Series A Preferred Stock at the time outstanding.

     For purposes of the foregoing provisions of this Section 9, each share of Series A Preferred Stock shall have one (1) vote per share, except that when shares of any other series of Preferred Stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Preferred Stock and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

     Section 10. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

     Section 11. Sinking Fund. The Series A Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

     Section 12. Ownership Limitation. Pursuant to the authority granted to the Board of Directors under Section 5.10 of the Charter, any Person (as defined in the Charter) who is not an individual within the meaning of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by
Section 856(h)(3) of the Code (referred to as an "Exempted Person"), that Acquires (as defined in the Charter) Beneficial Ownership (as defined in the Charter) of shares of Series A Preferred Stock is exempted from clause (ii) of the Ownership Limit (as defined in the Charter) with respect to the Series A Preferred Stock, subject to the condition that no Person (as defined in the Charter) who is an individual within the meaning of Section 542(a)(2) of the Code, as modified by Section 856(h)(3) of the Code and who Beneficially Owns (as defined in the Charter) any of the shares of Series A Preferred Stock owned directly by the Exempted Person at any time Beneficially Owns an amount of Series A Preferred Stock in excess of the Ownership Limit. Each Exempted Person who acquires shares of Series A Preferred Stock in reliance upon the conditional exemption set forth in the preceding sentence represents and warrants to the Corporation as a condition of such reliance that the condition set forth therein is satisfied at the time such Exempted Person Acquired the shares of Series A Preferred Stock and will be satisfied throughout the period during which such Exempted Person Beneficially Owns the shares of Series A Preferred Stock. Each Exempted Person who acquires shares of Series A Preferred Stock in reliance upon the conditional exemption set forth in the second preceding sentence further agrees that in the event the condition set forth in the second preceding sentence is at any time not satisfied, the exemption granted under this Section 12 no longer shall apply to such Exempted Person and all of the shares of Series A Preferred Stock Beneficially Owned by such Exempted Person shall be subject to all of the restrictions and remedies set forth in Article V of the Charter (including, without limitation, the remedies set forth in Section 5.3 of the Charter).

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary on October 24, 1996.

                                         CARRAMERICA REALTY CORPORATION



                                         By: /s/ Thomas A. Carr
                                             --------------------------
                                             Thomas A. Carr
                                             President


                                             (SEAL)




Attest: /s/ Andrea F. Bradley
        ---------------------
        Andrea F. Bradley
        Secretary

                            ARTICLES SUPPLEMENTARY OF
                 SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK
                                       OF
                         CARRAMERICA REALTY CORPORATION


                       Pursuant to Section 2-208(b) of the
                       General Corporation Law of Maryland


              CarrAmerica Realty Corporation, a Maryland corporation (the "Corporation"), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation by Section 4.4 of the Charter and in accordance with Section 2-208(b) of the General Corporation Law of Maryland, the Board of Directors on August 7, 1997 duly classified unissued shares of Preferred Stock of the Corporation, and the description of the Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, as set by the Board of Directors, are as follows:

              Section 1. Number of Shares and Designation. This class of Preferred Stock shall be designated as Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"). The number of shares of preferred stock constituting the Series B Preferred Stock is 8,050,000.

              Section 2. Definitions. The following terms shall have the following meanings herein:

              (a) "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by the Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Stock.

              (b) "Business Day" shall mean any day other than a Saturday, Sunday or day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

              (c) "Call Date" shall have the meaning set forth in Section 6(b).

              (d) "Capital Gains Amount" shall have the meaning set forth in
Section 3(d).

              (e) "Charter" means the Articles of Amendment and Restatement of Articles of Incorporation of the Corporation, as amended to the date hereof and as the same may be amended hereafter from time to time.

              (f) "Code" shall have the meaning set forth in Section 12.

              (g) "Common Stock" shall mean the common stock of the Corporation, par value $.01 per share.

              (h) "Dividend Payment Date" shall mean the last calendar day (or, if such day is not a Business Day, the next Business Day thereafter) of each February, May, August, and November, commencing on August 31, 1997.

              (i) "Dividend Periods" shall mean quarterly dividend periods commencing on March 1, June 1, September 1 and December 1 of each year and ending on and including the day of the next succeeding Dividend Payment Date (other than the initial Dividend Period, which shall commence on the Issue Date, and other than the Dividend Period during which any shares of Series B Preferred Stock shall be redeemed pursuant to Section 6, which shall end on and include the Call Date with respect to the shares of Series B Preferred Stock being redeemed).

              (j) "Exempted Person" shall have the meaning set forth in Section 12.

              (k) "Fully Junior Stock" shall mean the Common Stock and any other class or series of shares of capital stock of the Corporation now or hereafter issued and outstanding over which the Series B Preferred Stock has preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

              (l) "Issue Date" shall mean the first date on which the pertinent shares of the Series B Preferred Stock are issued and sold.

              (m) "Junior Stock" shall mean the Common Stock and any other class or series of shares of capital stock of the Corporation now or hereafter issued and outstanding over which the Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

              (n) "Parity Stock" shall have the meaning set forth in Section
8(b).

              (o) "Preferred Stock" shall mean the preferred stock of the Corporation, par value $.01 per share.

              (p) "Series B Preferred Stock" shall have the meaning set forth in
Section 1.

              (q) "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or Fully Junior Stock or any class or series of shares of capital stock ranking on a parity with the Series B Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Stock shall mean placing such funds in such separate account or delivering such funds to a disbursing, paying or other similar agent.

              (r) "Total Dividends" shall have the meaning set forth in Section 3(d).

              (s) "Transfer Agent" means BankBoston, N.A., Boston, Massachusetts, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for the Series B Preferred Stock.

              Section 3.   Dividends.

              (a) The holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, cumulative, preferential dividends payable in cash at the rate of $2.1425 per annum per share. Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Such dividends shall be payable in arrears to the holders of record of Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date, not more than 50 nor less than 10 days preceding the relevant Dividend Payment Date, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid on any date and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 50 days preceding the payment date thereof, as may be fixed by the Board of Directors. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series B Preferred Stock which remains payable.

              (b) The amount of dividends referred to in Section 3(a) payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the annual dividend rate by four, except that the amount of dividends payable for the initial Dividend Period, and for any Dividend Period shorter than a full Dividend Period, for the Series B Preferred Stock shall be computed on the basis of the actual number of days in such Dividend Period. Holders of Series B

Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares of stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

              (c) Dividends on Series B Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

              (d) If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Code), any portion (the "Capital Gains Amount") of the total dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of capital stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to holders of Series B Preferred Stock shall be in the same portion that the Total Dividends paid or made available to the holders of Series B Preferred Stock for the year bears to the Total Dividends.

              (e) So long as any shares of Series B Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series B Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such Parity Stock.

              (f) So long as any shares of Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock or Fully Junior Stock, nor shall any Junior Stock or Fully Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of any employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for shares of Fully Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding shares of Series B Preferred Stock and any other Parity Stock of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to such Parity Stock.

              (g) No dividends on Series B Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

              Section 4.   Liquidation Rights.

              (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the Series B Preferred Stock shall be entitled to receive Twenty Five Dollars ($25.00) per share of Series B Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series B Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Series B Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts, or other entities, (ii) a sale, lease or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

              (b) Subject to the rights of the holders of shares of any series or class or classes of capital stock ranking on a parity with or prior to the Series B Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this
Section 4, any other series or class or classes of Junior Stock or Fully Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

              Section 5. Conversion. The shares of Series B Preferred Stock are not convertible or exchangeable for any other property or securities of the Corporation.

              Section 6. Redemption at the Option of the Corporation.

              (a) The Series B Preferred Stock shall not be redeemable by the Corporation prior to August 12, 2002. On and after August 12, 2002, the Corporation, at its option, may redeem the Series B Preferred Stock, in whole or in part at any time or from time to time, at a redemption price of Twenty Five Dollars ($25.00) per share of Series B Preferred Stock, plus the amounts indicated in Section 6(b).

              (b) Upon any redemption of the Series B Preferred Stock pursuant to this Section 6, the Corporation shall pay all accrued and unpaid dividends, if any, thereon ending on or prior to the date of such redemption (the "Call Date"), without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series B Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series B Preferred Stock called for redemption.

              (c) If full cumulative dividends on the Series B Preferred Stock and any other class or series of Parity Stock of the Corporation have not been declared and paid or declared and set apart for payment, the Series B Preferred Stock or Parity Stock may not be redeemed under this Section 6 in part and the Corporation may not purchase or acquire the Series B Preferred Stock or any Parity Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock or Parity Stock, as the case may be.

              (d) Notice of the redemption of any Series B Preferred Stock under this Section 6 shall be mailed by first-class mail to each holder of record of Series B Preferred Stock to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this
Section 6(d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price per share; (4) the place or places at which certificates for such shares are to be surrendered; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series B Preferred Stock so called for redemption shall cease to accrue, (ii) shares of such Series B Preferred Stock shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series B Preferred Stock of the Corporation shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in Washington, D.C., and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, the amount of cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series B Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of Series B Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

              As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series B Preferred Stock are to redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series B Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares of Series B Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

              Section 7. Shares of Stock to be Retired. All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to class or series.

              Section 8. Ranking. Any class or series of shares of capital stock of the Corporation shall be deemed to rank:

              (a) prior to the Series B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock;

              (b) on a parity with the Series B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of such class or series of shares of stock and the Series B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock");

              (c) junior to the Series B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares of stock shall be Junior Stock; and

              (d) junior to the Series B Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation dissolution or winding up, if such shares of stock shall be Fully Junior Stock.

              Section 9. Voting. If and whenever six consecutive quarterly dividends payable on the Series B Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not declared, the number of directors then constituting the Board of Directors shall be increased by two, and the holders of Series B Preferred Stock, together with the holders of shares of every other series of Parity Stock, voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B Preferred Stock and the Parity Stock called as hereinafter provided. Whenever all arrears in dividends on the Series B Preferred Stock and the Parity Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series B Preferred Stock and the Parity Stock to elect such additional two directors shall immediately cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six consecutive quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series B Preferred Stock and the Parity Stock shall immediately terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting rights shall have been so vested in the holders of Series B Preferred Stock and the Parity Stock, the secretary of the Corporation may, and upon the written request of any holder of Series B Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series B Preferred Stock and of the Parity Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series B Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series B Preferred Stock and the Parity Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series B Preferred Stock and the Parity Stock or the successor of such remaining director, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

              So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Charter of the Corporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series B Preferred Stock and the Parity Stock, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

              (a) Any amendment, alteration or repeal of any of the provisions of the Charter of the Corporation (including these Articles Supplementary) that materially and adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Stock or the Parity Stock; provided, however, that the amendment of the provisions of the Charter of the Corporation so as to authorize or create or to increase the authorized amount of shares of any class of any Fully Junior Stock or Junior Stock that are not senior in any respect to the Series B Preferred Stock, or any shares of any class ranking on a parity with the Series B Preferred Stock or the Parity Stock, shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series B Preferred Stock; and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series B Preferred Stock or another series of Parity Stock that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series B Preferred Stock and the Parity Stock otherwise entitled to vote in accordance herewith; or

              (b) A share exchange that affects the Series B Preferred Stock, a consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, unless in each such case each share of Series B Preferred Stock (i) shall remain outstanding without a material and adverse change to its terms and rights or
(ii) shall be converted into or exchanged for preferred stock of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a share of Series B Preferred Stock (except for changes that do not materially and adversely affect the holders of the Series B Preferred Stock); or

              (c) The authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; provided, however, that no such vote of the holders of Series B Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be, provision is made for the redemption of all shares of Series B Preferred Stock at the time outstanding.

              For purposes of the foregoing provisions of this Section 9, each share of Series B Preferred Stock shall have one (1) vote per share, except that when shares of any other series of Preferred Stock shall have the right to vote with the Series B Preferred Stock as a single class on any matter, then the Series B Preferred Stock and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

              Section 10. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

              Section 11. Sinking Fund. The Series B Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

              Section 12. Ownership Limitation. Pursuant to the authority granted to the Board of Directors under Section 5.10 of the Charter, any Person (as defined in the Charter) who is not an individual within the meaning of
Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h)(3) of the Code (referred to as an "Exempted Person"), that Acquires (as defined in the Charter) Beneficial Ownership (as defined in the Charter) of shares of Series B Preferred Stock is exempted from clause (ii) of the Ownership Limit (as defined in the Charter) with respect to the Series B Preferred Stock, subject to the condition that no Person (as defined in the Charter) who is an individual within the meaning of Section 542(a)(2) of the Code, as modified by Section 856(h)(3) of the Code and who Beneficially Owns (as defined in the Charter) any of the shares of Series B Preferred Stock owned directly by the Exempted Person at any time Beneficially Owns an amount of Series B Preferred Stock in excess of the Ownership Limit. Each Exempted Person who acquires shares of Series B Preferred Stock in reliance upon the conditional exemption set forth in the preceding sentence represents and warrants to the Corporation as a condition of such reliance that the condition set forth therein is satisfied at the time such Exempted Person Acquired the shares of Series B Preferred Stock and will be satisfied throughout the period during which such Exempted Person Beneficially Owns the shares of Series B Preferred Stock. Each Exempted Person who acquires shares of Series B Preferred Stock in reliance upon the conditional exemption set forth in the second preceding sentence further agrees that in the event the condition set forth in the second preceding sentence is at any time not satisfied, the exemption granted under this Section 12 no longer shall apply to such Exempted Person and all of the shares of Series B Preferred Stock Beneficially Owned by such Exempted Person shall be subject to all of the restrictions and remedies set forth in Article V of the Charter (including, without limitation, the remedies set forth in Section 5.3 of the Charter).

              IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on August 8, 1997.



                                        CARRAMERICA REALTY CORPORATION


                                        By:  /s/ Joseph D. Wallace
                                             ----------------------------
                                             Joseph D. Wallace
                                             Vice President

The abovesigned, Vice President of CarrAmerica Realty Corporation who executed on behalf of said Corporation these Articles Supplementary to be the corporate act of said Corporation and Further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




Attest:  /s/ Debra A. Volpicelli
         -------------------------
         Debra A. Volpicelli
         Assistant Secretary